                                    EXHIBIT
                                  ITEM 23 (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis New York Venture Fund, Inc.

We consent to the use of our report dated September 3, 1999 incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc. and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Davis New York Venture Fund and Davis Growth & Income Fund Class A, Class B and Class C and for Class Y shares and "Auditors" in the Statement of Additional Information.



                                                 /s/ KPMG  LLP
                                                -------------------------------
                                                 /s/ KPMG  LLP


Denver, Colorado
November 29, 1999